UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 27, 2018

Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37458	80-0798640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

10200 Alliance Road, Suite 200 Cincinnati, Ohio	45242
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (513) 487-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into Material Definitive Agreement.

ABL Facility

On April 27, 2018, Milacron LLC (the “Borrower”), a wholly-owned subsidiary of Milacron Holdings Corp. (the “Company”), entered into the Fourth Amended and Restated Credit Agreement (the “Restated ABL Agreement”) which amends and restates that certain previously disclosed Credit Agreement dated as of April 30, 2012 (as amended and restated as of March 28, 2013, as further amended and restated as of October 17, 2014, as further amended and restated as of May 14, 2015, the “Original ABL Agreement”), for a $125 million asset-based revolving credit facility (the “ABL Facility”) with certain lenders party thereto and Bank of America, N.A. as administrative agent.

The Restated ABL Agreement, among other things, reduced each of the applicable margins in determining the interest rates on loans by 0.50% per annum, reduced the unused line fee by 0.125% per annum, extended the maturity date to April 27, 2023, and reallocated $5,000,000 of availability under the ABL Facility from the German sublimit to the US sublimit. Except as noted the terms of the Restated ABL Agreement are substantially similar to the Original ABL Agreement, including with respect to guarantees and security, affirmative and negative covenants, representations and warranties and events of default.

This description of the Restated ABL Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated ABL Agreement, and the related security and other agreements, copies of which the Company intends to file with the Securities and Exchange Commission as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILACRON HOLDINGS CORP.

By:	/s/ Bruce Chalmers

Name:	Bruce Chalmers
Title:	Chief Financial Officer

Date: May 3, 2018